Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Completes $10 million Private Placement of Common Stock with Gregg Williams, Chairman of the Board of Directors

Los Angeles, CA – May 7, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind patients, today announced that it has entered into a stock purchase agreement on May 3, 2018 with entities beneficially owned by Gregg Williams for the purchase of 6,756,757 shares of common stock priced at $1.48 per share, the last reported sale price of the common stock on that date. Gregg Williams is Chairman of the Board of Directors of Second Sight. This placement of common stock is anticipated to yield gross proceeds of approximately $10 million to the Company and was completed without providing warrants or discounts and without incurring any placement agent or investment banking fees in connection with this transaction.

This investment provides Second Sight with current-year funding to support several key near-term initiatives including:

●	Complete enrollment of the Orion™ Cortical Visual Prosthesis System (Orion) feasibility study and to continue gathering clinical data to support safety and efficacy of this breakthrough technology;

●	Further implement our Centers of Excellence strategy to drive adoption of the Argus® II Retinal Prosthesis System (Argus II);

●	Complete development of our next-generation Argus II externals and seek regulatory approvals; and

●	Pursue regulatory approvals to treat better-vision patients in order to expand the treatable population for Argus II.

“As Chairman of our Board, Gregg has provided valuable guidance to Second Sight’s leadership team and we sincerely appreciate his ongoing confidence in the strategy and future of our business. I look forward to updating shareholders during the May 10 earnings call regarding our progress with the Orion feasibility trial as we pursue our goal of treating almost all forms of blindness,” stated Will McGuire, President and CEO of Second Sight.

“This investment reflects my confidence in Second Sight’s team and their ability to execute our commercial strategy and advance important development and clinical programs. I’m especially optimistic about the initial results from the Orion feasibility study and believe the Company may be poised for strong growth as it pursues a dramatically larger market. Much of my focus over the next several years will be on ensuring that Second Sight has the appropriate infrastructure to support the expected growth in sales and manufacturing. We are committed to advancing the groundbreaking Orion technology and providing hope to millions of blind individuals worldwide who currently have no treatment available,” said Gregg Williams, Chairman of the Board of Second Sight.

The common stock offered in the private placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This announcement is neither an offer to sell nor a solicitation to buy the foregoing securities, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Second Sight

Second Sight’s mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and now manufactures and markets, the Argus® II Retinal Prosthesis System. Development of new hardware and software intended to improve the quality of the vision produced by the Argus system is ongoing. Second Sight is also developing the Orion™ Visual Cortical Prosthesis to potentially restore some vision to individuals who are blind due to many causes other than preventable or treatable conditions. Second Sight’s U.S. headquarters are in Los Angeles, California, and European headquarters are in Lausanne, Switzerland. For more information, please visit www.secondsight.com.

About the Argus II Retinal Prosthesis System

Second Sight’s Argus II System provides electrical stimulation that bypasses defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina’s remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II was the first artificial retina to receive widespread commercial approval, and is offered at approved centers in Canada, France, Germany, Iran, Italy, Russia, Saudi Arabia, Singapore, South Korea, Spain, Taiwan, Turkey, the United Kingdom, and the United States. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Like the Argus II, the Orion converts images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses. The Orion is designed to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the visual cortex, intended to result in the perception of patterns of light. By bypassing the retina and optic nerve and directly stimulating the visual cortex, a cortical prosthesis system has the potential to restore useful vision to many more patients than the Argus II, including patients completely blinded due to many reasons, including glaucoma, diabetic retinopathy, or forms of cancer and trauma. The Company is currently conducting a feasibility study in the U.S. at two centers: the Ronald Reagan UCLA Medical Center and Baylor College of Medicine in Houston. No clinical data is yet available for the Orion.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.
Lisa Wilson, President
T: 212-452-2793
E: lwilson@insitecony.com
or
Individual Investors
MZ North America
Greg Falesnik, Managing Director
T: 949-385-6449
E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications
Laura Nobles or Helen Shik
T: 617-510-4373
E: Laura@noblesgc.com
E: Helen@noblesgc.com

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